Exhibit 10.4

MFA FINANCIAL, INC.

AMENDED AND RESTATED 2010 EQUITY COMPENSATION PLAN

FORM OF PHANTOM SHARE AWARD AGREEMENT (Gorin/Knutson)

(PERFORMANCE BASED VESTING)

AGREEMENT, dated as of the ___ day of _________, 20__ (the “Grant Date”), by and between MFA Financial, Inc., a Maryland corporation (the “Company”), and ________________ (the “Grantee”).

WHEREAS, the Company maintains the MFA Financial, Inc. Amended and Restated 2010 Equity Compensation Plan, as it may be amended from time to time (the “Plan”) (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto by the Plan);

WHEREAS, the Grantee, as an employee of the Company, is an Eligible Person;

WHEREAS, the Company and the Grantee entered into that certain Employment Agreement, dated January 21, 2014 (the “Employment Agreement”); and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its stockholders to grant Phantom Shares to the Grantee subject to the terms and conditions set forth below.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.                                      Grant of Phantom Shares.

The target amount of Phantom Shares granted pursuant to this Agreement is ________ Phantom Shares (the “Target Amount”); provided that the Grantee has the opportunity to earn up to ________ Phantom Shares (the “Maximum Amount”) based upon achievement of performance goals and the terms and conditions described herein. The Phantom Shares are subject to the terms and conditions of this Agreement and are also subject to the provisions of the Plan.  The Plan is hereby incorporated by reference as though set forth herein in its entirety.

2.                                      Vesting.

(a)                                 The number of Phantom Shares that shall vest on __________ __, 20__ (the “Vesting Date”), if any, shall be calculated in accordance with Exhibit A attached hereto based upon the achievement of the performance goals set forth on Exhibit A (the “Performance Goals”) during the period beginning on January 1, 20__ and ending on December 31, 20__ (the “TSR Performance Period”).

(b)                                 Except as otherwise provided in this paragraph 2, if the Grantee experiences a Termination of Service for any reason prior to the Vesting Date, the Phantom Shares shall, with no further action, be forfeited and cease to be outstanding as of the Grantee’s Termination of Service.

(c)                                  The following terms shall apply in the event of Termination of Service:

(i)                                     In the event that, prior to the Vesting Date, the Grantee experiences a Termination of Service by the Company without Cause (as defined in the Employment Agreement), a Termination of Service by the Grantee for Good Reason (as defined in the Employment Agreement) or a Termination of Service on account of the Grantee’s death or Disability (as defined in the Employment Agreement), then, subject to Section 5(k) of the Employment Agreement, the Grantee shall vest in a pro-rata portion of the Phantom Shares as of the Vesting Date.  The pro-rata portion shall be calculated as the number of Phantom Shares that would have vested on the Vesting Date if the Grantee remained employed through the Vesting Date based upon achievement of the Performance Goals, multiplied by a fraction, (x) the numerator of which is the number of days in the TSR Performance Period that would have elapsed as of the anniversary of the Grant Date immediately following the Grantee’s Termination of Service (but not beyond _________ __, 20__) and (y) the denominator of which is 1,096.

(ii)                                  Notwithstanding the foregoing, in the event that, prior to the Vesting Date, the Grantee experiences a Termination of Service by the Company without Cause or a Termination of Service by the Grantee for Good Reason (other than for Disability), in either case within 12 months following a Change in Control (as defined in the Employment Agreement), then, subject to Section 5(k) of the Employment Agreement, the Target Amount of Phantom Shares shall become fully vested as of the Grantee’s termination date and all other Phantom Shares shall be forfeited by the Grantee and cease to be outstanding.

(d)                                 Any Phantom Shares that do not vest as of the Vesting Date shall, with no further action, be forfeited and cease to be outstanding as of the Vesting Date.

3.                                      Dividend Equivalent Rights

(a)                                 A DER is hereby granted to the Grantee, consisting of the right to receive, with respect to each outstanding Phantom Share that vests in accordance with paragraph 2 and Exhibit A, an amount equal to the cash dividend distributions paid in the ordinary course on a share of Common Stock of the Company (“Share”) to the Company’s stockholders (each, a “Dividend Payment”) during the TSR Performance Period as set forth in this paragraph 3.

(b)                                 Any such DER payments shall only be payable with respect to Phantom Shares that vest and shall be paid in the form of additional Shares at the time Phantom Shares are settled pursuant to paragraph 4.  At such time, the Grantee shall receive additional Shares with an aggregate value (determined as described below) equal to the aggregate value of the Dividend Payments distributed during the TSR Performance Period with respect to the number of Shares equal to the number of vested Phantom Shares.

(c)                                  The number of additional Shares to be distributed pursuant to sub-paragraph (b) shall be calculated as follows:  (i) the accumulated Dividend Payments during the TSR Performance Period, multiplied by (ii) the number of Shares to be distributed with respect to the vested Phantom Shares, divided by (iii) the per Share stock price of Common Stock on December 31, 20__, or if distribution occurs pursuant to paragraph 2(c)(ii) above, on the date of Termination of Service.

4.                                      Settlement.

Each vested and outstanding Phantom Share shall be settled in one Share within 30 days of the date on which such Phantom Share vests as set forth in paragraph 2 above (the “Settlement Date”).  To the extent such payment is required to be delayed six months pursuant to the rules of Section 409A of the Code related to “specified employees,” such payment shall not be made before the date which is six months after the date of Termination of Service.  Any delayed payment shall be made to the Grantee on the first day of the seventh month following the Grantee’s Termination of Service (or the date of the Grantee’s death, if earlier).

5.                                      Miscellaneous.

(a)                                 The value of a Phantom Share may decrease depending upon the Fair Market Value of a Share from time to time. Neither the Company nor the Committee, nor any other party associated with the Plan, shall be held liable for any decrease in the value of the Phantom Shares. If the value of such Phantom Shares decrease, there will be a decrease in the underlying value of what is distributed to the Grantee under the Plan and this Agreement.

(b)                                 With respect to this Agreement, (i) the Phantom Shares are bookkeeping entries and the Grantee shall not have any rights of a shareholder with respect to Common Stock unless and until the Phantom Shares vest and are settled by the issuance of such Shares of Common Stock, (ii) the obligations of the Company under the Plan are unsecured and constitute a commitment  by the Company to make benefit payments in the future, (iii) to the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any general unsecured creditor of the Company, (iv) all payments  under the Plan (including distributions of Shares) shall be paid from the general funds of the Company and (v) no special or separate fund shall be established or other segregation of assets made to assure such payments (except that the Company may in its discretion establish a bookkeeping  reserve to meet its obligations under the Plan). The award of Phantom Shares is intended to be an arrangement that is unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

(c)                                  THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.  This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(d)                                 The Committee may construe and interpret this Agreement and establish, amend and revoke such rules, regulations and procedures for the administration of this Agreement as it deems appropriate. In this connection, the Committee may correct any defect or supply any omission, or reconcile any inconsistency in this Agreement or in any related agreements, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Company and the Grantee.

(e)                                  All notices hereunder shall be in writing and, if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Committee and, if to the

Grantee, shall be delivered personally or mailed to the Grantee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this paragraph 5(e).

(f)                                   The failure of the Grantee or the Company to insist upon strict compliance with any provision of this Agreement or the Plan, or to assert any right the Grantee or the Company, respectively, may have under this Agreement or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement or the Plan.

(g)                                  Nothing in this Agreement shall (i) confer on the Grantee any right to continue in the service of the Company or its Subsidiaries or otherwise confer any additional rights or benefits upon the Grantee with respect to the Grantee’s employment with the Company or (ii) interfere in any way with the right of the Company or its Subsidiaries and its stockholders to terminate the Grantee’s service at any time.

(h)                                 If any change is made to the outstanding Common Stock or the capital structure of the Company, the Phantom Shares shall be adjusted in accordance with the Plan.

(i)                                     The Phantom Shares and the rights relating thereto shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment, levy, execution, or other legal or equitable process, either voluntary or involuntary; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish, or levy or execute on the Phantom Shares and the rights relating thereto shall be void.

(j)                                    The Company may assign any of its rights under this Agreement.  This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators and the person(s) to whom the Phantom Shares may be transferred by will or the laws of descent or distribution.

(k)                                 The Plan is discretionary and may be amended, suspended or discontinued by the Company at any time, in its discretion. The grant of the Phantom Shares in this Agreement does not create any contractual right or other right to receive any Phantom Shares or other Grants in the future. Future Grants, if any, will be at the sole discretion of the Company. Any amendment, suspension or discontinuation of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee’s employment with the Company.

(l)                                     The issuance and transfer of Shares shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Shares may be listed.  No shares of Common Stock shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.

(m)                             The Grantee shall be required to pay to the Company, or make arrangements satisfactory to the Company regarding payment of any federal, state or local taxes of any kind that are required by law to be withheld with respect to  the Phantom Shares.  The Grantee may elect to have such tax withholding satisfied, in whole or in part, by authorizing the Company to withhold a number of Shares to be issued pursuant to this Agreement with an aggregate Fair Market Value as of the date withholding is effected that would satisfy the withholding amount due; provided however, that no Shares shall be withheld with an aggregate value exceeding the minimum amount of tax required to be withheld by law.  Notwithstanding anything contained in the Plan or this Agreement to the contrary, the Grantee’s satisfaction of any tax withholding requirements imposed by the Committee shall be a condition precedent to the Company’s obligation as may otherwise be provided hereunder to provide Shares to the Grantee, and the failure of the Grantee to satisfy such requirements with respect to this Grant shall cause this Grant to be forfeited.

(n)                                 The Phantom Shares shall be subject to any applicable clawback policy implemented by the Board from time to time.

(o)                                 This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code.  Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Grantee on account of non-compliance with Section 409A of the Code.

(p)                                 This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

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IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the day and year first above written.

MFA FINANCIAL, INC.

By:
NAME:
TITLE:

The Grantee hereby agrees and acknowledges that the Grantee will be bound by the terms and conditions of this Agreement and the Plan and that all determinations by the Committee will be final and binding on all persons.

[Grantee]

Exhibit A

This Exhibit A sets forth the Performance Goals applicable to the Phantom Shares granted pursuant to the Agreement to which this Exhibit A is attached.  Unless otherwise specified in this Exhibit A, all defined terms shall have the meanings set forth in the Agreement.

The Phantom Shares will vest based on the Company’s average total shareholder return (“MFA Average TSR”) for the TSR Performance Period.

The number of Phantom Shares, if any, that vest on the Vesting Date shall be based on MFA Average TSR compared to the Target TSR for the TSR Performance Period.

The “Target TSR” is an 8% per annum simple cumulative return over the TSR Performance Period.

Average TSR for the TSR Performance Period shall be calculated as follows:

•                  The “MFA Average TSR” for the Performance Period shall be the MFA TSR divided by 3.

•                  The “MFA TSR” is equal to (x) the excess of the Average Final Price over the Average Initial Price, plus Dividends Paid on Common Stock during the TSR Performance Period, divided by (y) the Average Initial Price.

•                  The “Average Initial Price” is equal to the average closing daily price of a Share during the first 20 trading days in ___________20___.

•                  The “Average Final Price” is equal to the average closing daily price of a Share during the last 20 trading days in ___________20___.

•                  The “Dividends Paid” shall equal the cumulative dividends (including any stock dividends) paid per Share during the TSR Performance Period.  For this purpose, dividends declared, but not yet paid, on a Share within the 45 day period preceding ____________ _____, 20___ will be counted as Dividends Paid.

The portion of the Target Amount that will vest on the Vesting Date shall be determined by comparing the MFA Average TSR to the Target TSR and may range from zero up to a maximum vesting of 200% of the Target Amount.

The number of Phantom Shares that will vest on the Vesting Date shall equal the product of (i) the Target Amount and (ii) the sum of (A) one (1) and (B) a fraction (which fraction can be a negative number), the numerator of which is MFA Average TSR less Target TSR and the denominator of which is eight (8).  For purposes of the preceding sentence, in the event that MFA Average TSR is (x) less than zero, then MFA Average TSR shall be zero, and (y) greater 16%, then MFA Average TSR shall be 16%.

Any Phantom Shares that do not vest on the Vesting Date shall be forfeited.

Within 30 days following the Vesting Date, vested Phantom Shares and related DERs, if any, will be settled as described in the Agreement.

Set forth below are examples which are intended to be used purely for illustrative purposes:

Example 1:

Assume a Target Amount of 10,000 Phantom Shares.  If MFA Average TSR over the TSR Performance Period were 2%, then the portion of the PRSU award that would become vested would be equal to two-eighths (2/8) of the Target Amount, or 2,500 Phantom Shares.

Example 2:

Assume a Target Amount of 10,000 Phantom Shares.  If MFA Average TSR over the TSR Performance Period were 12%, then the portion of the Phantom Share award that would become vested would be equal to 1.5 times (or twelve-eighths (12/8) of) the Target Amount, or 15,000 Phantom Shares.

Example 3:

Assume a Target Amount of 10,000 Phantom Shares.  If MFA Average TSR over the TSR Performance Period were 16%, then the portion of the Phantom Share award that would become vested would be equal to two times (or sixteen-eighths (16/8) of) the Target Amount, or 20,000 Phantom Shares (maximum vesting).